Exhibit 99.1

Jabil Posts Record First Quarter Results

Diversification Strategy Delivers Strong Performance

ST. PETERSBURG, Fla. – December 18, 2018 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its first quarter of fiscal year 2019.

“I’m extremely pleased with our outstanding first quarter results. The team continued to ramp challenging new programs in targeted markets and achieved double-digit growth through excellent operational execution,” said CEO Mark Mondello. “These strong results reflect record revenue, operating income and core EPS. The exceptional performance is proof that our diversification strategy is working and delivering predictable returns,” he added.

First Quarter of Fiscal Year 2019 Highlights:

•	Net revenue: $6.5 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 10 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 22 percent

•	U.S. GAAP operating income: $216.7 million

•	U.S. GAAP diluted earnings per share: $0.76

•	Core operating income (Non-GAAP): $253.7 million

•	Core diluted earnings per share (Non-GAAP): $0.90

“We expect this positive momentum to continue into our second quarter driven by strength in end-markets like automotive, cloud, healthcare and 5G wireless. I’m also pleased that the outlook for fiscal 2019 remains consistent as we deliver value for shareholders through strong earnings growth and year-over-year increasing cash flows,” added Mondello.

Second Quarter of Fiscal Year 2019 Guidance:

• Net revenue	$5.8 billion to $6.4 billion

• U.S. GAAP operating income	$116 million to $168 million

• U.S. GAAP diluted earnings per share	$0.20 to $0.48 per diluted share

• Core operating income (Non-GAAP) (1)	$165 million to $205 million

• Core diluted earnings per share (Non-GAAP) (1)	$0.51 to $0.71 per diluted share

• Diversified Manufacturing Services revenue	Increase 6 percent year-on-year

• Electronics Manufacturing Services revenue	Increase 23 percent year-on-year

• Total company revenue	Increase 15 percent year-on-year

(1) Core operating income and core diluted earnings per share exclude anticipated adjustments of $8.0 million for amortization of intangibles (or $0.05 per diluted share), $16.0 million for stock-based compensation expense and related charges (or $0.10 per diluted share), $9.0 million to $3.0 million for restructuring and related charges (or $0.06 to $0.02 per diluted share) and $16.0 million to $10.0 million for acquisition and integration charges (or $0.10 to $0.06 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital (“ROIC”) by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. The Company calculates its after-tax core operating income as its core operating income less a certain tax effect (the amount is determined by adding the amount of income taxes attributable to its core operating income and its interest expense). The Company calculates its average net invested capital base as the sum of the averages of its stockholders’ equity, current and non-current portions of its notes payable and long-term debt less the average of its cash and cash equivalents. The calculation of the averages discussed in the previous sentence is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities plus cash receipts on sold receivables less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2019 and our guidance for future financial performance in our second quarter of fiscal year 2019 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges and acquisition and integration charges). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our first quarter of fiscal year 2019 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call to discuss its first quarter results today at 4:30 p.m. ET. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after the call.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 803-5772

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 803-3534

Michelle_Smith@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30, 2018 (unaudited)	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$804,409	$1,257,949
Accounts receivable, net	2,777,601	1,693,268
Inventories, net	3,214,513	3,457,706
Contract assets	761,405	—
Prepaid expenses and other current assets	662,811	1,141,000

Total current assets	8,220,739	7,549,923
Property, plant and equipment, net	3,271,559	3,198,016
Goodwill and intangible assets, net	896,115	906,876
Deferred income taxes	216,209	218,252
Other assets	173,715	172,574

Total assets	$12,778,337	$12,045,641

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$25,193	$25,197
Accounts payable	5,458,398	4,942,932
Accrued expenses	2,551,720	2,262,744

Total current liabilities	8,035,311	7,230,873
Notes payable and long-term debt, less current installments	2,487,912	2,493,502
Other liabilities	96,317	94,617
Income tax liabilities	136,480	148,884
Deferred income taxes	116,804	114,385

Total liabilities	10,872,824	10,082,261

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	259	257
Additional paid-in capital	2,235,827	2,218,673
Retained earnings	1,911,451	1,760,097
Accumulated other comprehensive loss	(31,948)	(19,399)
Treasury stock, at cost	(2,223,673)	(2,009,371)

Total Jabil Inc. stockholders’ equity	1,891,916	1,950,257
Noncontrolling interests	13,597	13,123

Total equity	1,905,513	1,963,380

Total liabilities and equity	$12,778,337	$12,045,641

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2018	November 30, 2017
Net revenue	$6,506,275	$5,585,532
Cost of revenue	5,986,625	5,116,247

Gross profit	519,650	469,285
Operating expenses:
Selling, general and administrative	278,126	293,055
Research and development	11,143	9,109
Amortization of intangibles	7,646	9,979
Restructuring and related charges	6,025	11,388

Operating income	216,710	145,754
Interest and other, net	51,823	38,315

Income before income tax	164,887	107,439
Income tax expense	40,813	43,520

Net income	124,074	63,919
Net income attributable to noncontrolling interests, net of tax	474	124

Net income attributable to Jabil Inc.	$123,600	$63,795

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.77	$0.36

Diluted	$0.76	$0.35

Weighted average shares outstanding:
Basic	161,557	176,936

Diluted	163,670	180,203

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2018	November 30, 2017
Cash flows provided by (used in) operating activities:
Net income	$124,074	$63,919
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	188,836	194,633
Restructuring and related charges	184	6,812
Recognition of stock-based compensation expense and related charges	17,249	44,974
Deferred income taxes	4,371	(11,507)
Other, net	44,282	3,812
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(600,630)	(872,907)
Contract assets	(761,910)	—
Inventories	242,506	(320,814)
Prepaid expenses and other current assets	(103,040)	(99,635)
Other assets	(2,528)	(13,549)
Accounts payable, accrued expenses and other liabilities	754,913	354,617

Net cash used in operating activities	(91,693)	(649,645)

Cash flows provided by (used in) investing activities:
Acquisition of property, plant and equipment	(231,513)	(218,617)
Proceeds and advances from sale of property, plant and equipment	10,227	20,330
Cash paid for business and intangible asset acquisitions, net of cash	—	(95,858)
Cash receipts on sold receivables	96,846	596,058
Other, net	(6,812)	(1,067)

Net cash (used in) provided by investing activities	(131,252)	300,846

Cash flows provided by (used in) financing activities:
Borrowings under debt agreements	3,071,559	1,792,000
Payments toward debt agreements	(3,078,197)	(1,748,599)
Payments to acquire treasury stock	(204,587)	(93,309)
Dividends paid to stockholders	(14,528)	(16,231)
Treasury stock minimum tax withholding related to vesting of restricted stock	(9,715)	(20,745)
Other, net	8	(3,912)

Net cash used in financing activities	(235,460)	(90,796)

Effect of exchange rate changes on cash and cash equivalents	4,865	(4,066)

Net decrease in cash and cash equivalents	(453,540)	(443,661)
Cash and cash equivalents at beginning of period	1,257,949	1,189,919

Cash and cash equivalents at end of period	$804,409	$746,258

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(Unaudited)

	Three months ended
(in thousands, except for per share data)	November 30, 2018	November 30, 2017
Operating income (U.S. GAAP)	$216,710	$145,754

Amortization of intangibles	7,646	9,979
Stock-based compensation expense and related charges	17,249	52,745
Restructuring and related charges	6,025	11,388
Business interruption and impairment charges, net	(2,860)	7,354
Acquisition and integration charges	8,890	—

Adjustments to operating income	36,950	81,466

Core operating income (Non-GAAP)	$253,660	$227,220

Net income attributable to Jabil Inc. (U.S. GAAP)	$123,600	$63,795
Adjustments to operating income	36,950	81,466
Adjustments for taxes(1)	(13,743)	(717)

Core earnings (Non-GAAP)	$146,807	$144,544

Diluted earnings per share (U.S. GAAP)	$0.76	$0.35

Diluted core earnings per share (Non-GAAP)	$0.90	$0.80

Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	163,670	180,203

(1)	Includes a $13.3 million tax benefit for the effects of the Tax Act for the three months ended November 30, 2018.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ROIC & Core ROIC

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2018		November 30, 2017
Numerator:
Operating income (U.S. GAAP)	$216,710		$145,754
Tax effect (1)	(43,083)		(44,362)

After-tax operating income	173,627		101,392
	x	4	x	4

Annualized after-tax operating income	$694,508		$405,568

Core operating income (Non-GAAP)	$253,660		$227,220
Tax effect (2)	(57,035)		(44,726)

After-tax core operating income	196,625		182,494
	x	4	x	4

Annualized after-tax core operating income	$786,500		$729,976

Denominator:
Average total Jabil Inc. stockholders’ equity (3)	$1,921,086		$2,341,627
Average notes payable and long-term debt, less current installments (3)	2,490,707		1,663,013
Average current installments of notes payable and long-term debt (3)	25,195		436,259
Average cash and cash equivalents (3)	(1,031,179)		(968,089)

Net invested capital base	$3,405,809		$3,472,810

Return on Invested Capital (U.S. GAAP)	20.4%		11.7%
Adjustments noted above	2.7%		9.3%
Core Return on Invested Capital (Non-GAAP)	23.1%		21.0%

(1)	This amount is calculated by adding the amount of income taxes attributable to operating income (U.S. GAAP) and interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to core operating income (Non-GAAP) and interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2018	November 30, 2017
Net cash used in operating activities (U.S. GAAP)(1)	$(91,693)	$(649,645)
Cash receipts on sold receivables	96,846	596,058

Adjusted cash provided by (used in) operating activities (Non-GAAP)	$5,153	$(53,587)
Acquisition of property, plant and equipment	(231,513)	(218,617)
Proceeds and advances from sale of property, plant and equipment	10,227	20,330

Adjusted free cash flow (Non-GAAP)	$(216,133)	$(251,874)

(1)

In the first quarter of fiscal year 2019, the adoption of Accounting Standards Updated (“ASU”) 2016-15, “Classification of Certain Cash Receipts and Cash Payments” resulted in a reclassification of cash flows from operating activities to investing activities for cash receipts for the deferred purchase price receivable on asset-backed securitization transactions. The adoption of this standard does not reflect a change in the underlying business or activities. The effects of this change are applied retrospectively to all prior periods.